Exhibit 99.1

FOR IMMEDIATE RELEASE	IR CONTACT:	Deborah Crawford
Wednesday, July 21, 2010		VP, Investor Relations
(408) 540-3712

	PR CONTACT:	Steve Swasey
VP, Corporate Communications
(408) 540-3947

Netflix Announces Q2 2010 Financial Results

Subscribers – 15.0 million

Revenue – $519.8 million

GAAP Net Income – $43.5 million

GAAP EPS – $0.80 per diluted share

LOS GATOS, Calif., July 21, 2010 – Netflix, Inc. (Nasdaq: NFLX) today reported results for the second quarter ended June 30, 2010.

“Our rate of subscriber growth continues to accelerate and we added more than a million net new subscribers for the third consecutive quarter,” said Netflix Co-Founder and CEO Reed Hastings. “Consumers are clearly enthralled by our offering of unlimited movies and TV shows streamed over the Internet.”

Second-Quarter 2010 Financial Highlights

Subscribers. Netflix ended the second quarter of 2010 with approximately 15,001,000 total subscribers, representing 42 percent year-over-year growth from 10,599,000 total subscribers at the end of the second quarter of 2009 and 7 percent sequential growth from 13,967,000 subscribers at the end of the first quarter of 2010.

Net subscriber change in the quarter was an increase of 1,034,000 compared to an increase of 289,000 for the same period of 2009 and an increase of 1,699,000 for the first quarter of 2010.

Gross subscriber additions for the quarter totaled 3,059,000, representing 58 percent year-over-year growth from 1,936,000 gross subscriber additions in the second quarter of 2009 and 12 percent quarter-over-quarter decline from 3,492,000 gross subscriber additions in the first quarter of 2010.

Of the 15,001,000 total subscribers at quarter end, 97 percent, or 14,577,000, were paid subscribers. The other 3 percent, or 424,000, were free subscribers. Paid subscribers represented 98 percent of total subscribers at the end of the second quarter of 2009 and at the end of the first quarter of 2010.

Revenue for the second quarter of 2010 was $519.8 million, representing 27 percent year-over-year growth from $408.5 million for the second quarter of 2009, and 5 percent sequential growth from $493.7 million for the first quarter of 2010.

Gross margin1 for the second quarter of 2010 was 39.4 percent compared to 34.1 percent for the second quarter of 2009 and 37.8 percent for the first quarter of 2010.

GAAP net income for the second quarter of 2010 was $43.5 million, or $0.80 per diluted share compared to GAAP net income of $32.4 million, or $0.54 per diluted share, for the second quarter of 2009 and GAAP net income of $32.3 million, or $0.59 per diluted share, for the first quarter of 2010. GAAP net income grew 34 percent on a year-over-year basis and GAAP EPS grew 48 percent on a year-over-year basis.

Percentage of subscribers who watched instantly more than 15 minutes of a TV episode or movie in the second quarter of 2010 was 61 percent compared to 37 percent for the same period of 2009 and 55 percent for the first quarter of 2010.

Subscriber acquisition cost2 for the second quarter of 2010 was $24.37 per gross subscriber addition compared to $23.88 for the same period of 2009 and $21.54 for the first quarter of 2010.

Churn3 for the second quarter of 2010 was 4.0 percent compared to 4.5 percent for the second quarter of 2009 and 3.8 percent for the first quarter of 2010. Churn includes free subscribers as well as paying subscribers who elect not to renew their monthly subscription service during the quarter.

Free cash flow4 for the second quarter of 2010 was $34.2 million compared to $26.3 million for the second quarter of 2009 and $37.6 million for the first quarter of 2010.

Last twelve-month free cash flow for the second quarter of 2010 was $127.5 million compared to $118.6 million for the second quarter of 2009 and $119.6 million for the first quarter of 2010.

Cash provided by operating activities for the second quarter of 2010 was $60.3 million compared to $75.3 million for the second quarter of 2009 and $77.2 million for the first quarter of 2010.

Business Outlook

The Company’s performance expectations for the third and fourth quarters of 2010 and full-year 2010 are as follows:

Third-Quarter 2010

•	Ending subscribers of 16.3 million to 16.7 million

•	Revenue of $546 million to $554 million

•	GAAP net income of $33 million to $40 million

•	GAAP EPS of $0.61 to $0.74 per diluted share

[1]	Gross margin is defined as revenues less cost of subscription and fulfillment expenses divided by revenues.
[2]

Subscriber acquisition cost is defined as the total marketing expense, which includes stock-based compensation for marketing personnel, on the Company’s Condensed Consolidated Statements of Operations divided by total gross subscriber additions during the quarter.

[3]	Churn is a monthly measure defined as customer cancellations in the quarter divided by the sum of beginning subscribers and gross subscriber additions, then divided by three months.
[4]

Free cash flow is defined as cash provided by operating activities and investing activities excluding the non-operational cash flows from purchases and sales of short-term investments and cash flows from investment in business.

Fourth-Quarter 2010

•	Ending subscribers of 17.7 million to 18.5 million

•	Revenue of $580 million to $596 million

•	GAAP net income of $32 million to $40 million

•	GAAP EPS of $0.58 to $0.73 per diluted share

Full-Year 2010

•	Ending subscribers of 17.7 million to 18.5 million, up from 16.5 million to 17.3 million

•	Revenue of $2.14 billion to $2.16 billion, up from $2.11 billion to $2.16 billion

•	GAAP net income of $141 million to $156 million, up from $132 million to $144 million

•	GAAP EPS of $2.58 to $2.86 per diluted share, up from $2.41 to $2.63 per diluted share

Earnings Q&A Session

In conjunction with this earnings press release, the Company has posted management’s commentary to its Web site at http://ir.netflix.com. Netflix management will host a live Q&A session at 3:00 p.m. Pacific Time to discuss the Company’s financial results and business outlook, with questions submitted via email. Please email your questions to ir@netflix.com. (Please note this new email address). The company will read the questions aloud on the call and respond to as many questions as possible.

All media inquiries should be directed to Steve Swasey at (408) 540-3947 or sswasey@netflix.com.

A live webcast and the replay of the earnings Q&A session can be accessed on the investor relations section of the Netflix website at http://ir.netflix.com. For those without access to the Internet, a replay of the call will be available from 6:00 p.m. Pacific Time on July 21, 2010 through midnight on July 24, 2010. To listen to the replay, call (706) 645-9291, conference ID 84659036.

Use of Non-GAAP Measures

This press release and its attachments include reference to non-GAAP financial measures of free cash flow and non-GAAP net income. Management believes that non-GAAP net income is a useful measure of operating performance because it excludes the non-cash impact of stock option accounting. In addition, management believes that free cash flow is a useful measure of liquidity because it excludes the non-operational cash flows from purchases and sales of short-term investments, cash flows from investment in business and cash flows from financing activities. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation to the GAAP equivalents of these non-GAAP measures is contained in tabular form on the attached unaudited financial statements.

About Netflix

With more than 15 million members, Netflix, Inc. (Nasdaq: NFLX) is the world’s largest subscription service streaming movies and TV episodes over the Internet and sending DVDs by mail. For $8.99 a month, Netflix members can instantly watch unlimited TV episodes and movies streamed to their TVs and computers and can receive unlimited DVDs delivered quickly to their homes. With Netflix, there are never any due dates or late fees. Members can select from a growing library of titles that can be watched instantly and a vast array of titles on DVD. Among the large and expanding base of devices that can stream movies and TV episodes from Netflix right to members’ TVs are Microsoft’s Xbox 360 and Sony’s PS3 game consoles and Nintendo’s Wii console; Blu-ray disc players from Samsung, LG and Insignia; Internet TVs from LG, Sony and VIZIO; the Roku digital video player and TiVo digital video recorders; and Apple’s iPad tablet. For more information, visit http://www.netflix.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our subscriber growth, revenue, GAAP net income and earnings per share for the third and fourth quarters of 2010 and the full-year 2010. The forward-looking statements in this release are subject to risks and uncertainties that could cause actual results and events to differ, including, without limitation: our ability to attract new subscribers and retain existing subscribers; our ability to manage our subscriber acquisition cost as well as the cost of content delivered to our subscribers; fluctuations in consumer usage of our service; the continued availability of content on terms and conditions acceptable to us; maintenance and expansion of device platforms for instant streaming; continued weakness in the U.S. economy and its affect on online commerce or the filmed entertainment industry; conditions that effect our delivery through the U.S. Postal Service, including regulatory changes and postal rate increases; changes in the costs of acquiring DVDs or electronic content; consumer spending on DVDs and related products; disruption in service on our website or with our computer systems; competition and widespread consumer adoption of different modes of viewing in-home filmed entertainment. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 22, 2010. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Netflix, Inc.

Consolidated Statements of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2010	2010	2009	2010	2009
Revenues	$519,819	$493,665	$408,509	$1,013,484	$802,607
Cost of revenues:
Subscription	265,387	259,560	227,316	524,947	444,772
Fulfillment expenses *	49,547	47,602	41,927	97,149	83,739

Total cost of revenues	314,934	307,162	269,243	622,096	528,511

Gross profit	204,885	186,503	139,266	391,388	274,096
Operating expenses:
Technology and development *	37,863	37,399	27,119	75,262	51,319
Marketing *	74,533	75,219	46,231	149,752	108,473
General and administrative *	17,119	17,193	13,252	34,312	26,266
Gain on disposal of DVDs	(1,972)	(1,653)	(118)	(3,625)	(1,215)

Total operating expenses	127,543	128,158	86,484	255,701	184,843

Operating income	77,342	58,345	52,782	135,687	89,253
Other income (expense):
Interest expense	(4,893)	(4,959)	(674)	(9,852)	(1,344)
Interest and other income	921	972	866	1,893	2,476

Income before income taxes	73,370	54,358	52,974	127,728	90,385
Provision for income taxes	29,851	22,086	20,531	51,937	35,579

Net income	$43,519	$32,272	$32,443	$75,791	$54,806

Net income per share:
Basic	$0.83	$0.61	$0.56	$1.44	$0.94
Diluted	$0.80	$0.59	$0.54	$1.39	$0.91
Weighted average common shares outstanding:
Basic	52,486	52,911	57,872	52,697	58,301
Diluted	54,324	54,775	59,660	54,548	60,182
* Stock-based compensation included in expense line items:
Fulfillment expenses	$307	$176	$102	$483	$222
Technology and development	2,376	1,869	1,190	4,245	2,261
Marketing	756	643	458	1,399	901
General and administrative	3,489	2,814	1,528	6,303	3,026

Reconciliation of Non-GAAP Financial Measures
(unaudited)
Non-GAAP net income reconciliation:
GAAP net income	$43,519	$32,272	$32,443	$75,791	$54,806
Stock-based compensation	6,928	5,502	3,278	12,430	6,410
Income tax effect of stock-based compensation	(2,820)	(2,234)	(1,272)	(5,054)	(2,531)

Non-GAAP net income	$47,627	$35,540	$34,449	$83,167	$58,685

Non-GAAP net income per share:
Basic	$0.91	$0.67	$0.60	$1.58	$1.01
Diluted	$0.88	$0.65	$0.58	$1.52	$0.98
Weighted average common shares outstanding:
Basic	52,486	52,911	57,872	52,697	58,301
Diluted	54,324	54,775	59,660	54,548	60,182

Netflix, Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands, except share and par value data)

	As of
	June 30,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$107,327	$134,224
Short-term investments	171,758	186,018
Current content library, net	93,123	37,329
Prepaid content	33,837	26,741
Other current assets	35,173	26,701

Total current assets	441,218	411,013
Content library, net	94,666	108,810
Property and equipment, net	123,292	131,653
Deferred tax assets	21,951	15,958
Other non-current assets	12,845	12,300

Total assets	$693,972	$679,734

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$120,031	$91,475
Accrued expenses	34,746	33,387
Current portion of lease financing obligations	1,971	1,410
Deferred revenue	101,419	100,097

Total current liabilities	258,167	226,369
Long-term debt	200,000	200,000
Lease financing obligations, excluding current portion	35,185	36,572
Other non-current liabilities	23,980	17,650

Total liabilities	517,332	480,591
Stockholders’ equity:
Common stock, $0.001 par value; 160,000,000 shares authorized at June 30, 2010 and December 31, 2009; 52,358,171 and 53,440,073 issued and outstanding at June 30, 2010 and December 31, 2009, respectively	52	53
Accumulated other comprehensive income, net	802	273
Retained earnings	175,786	198,817

Total stockholders’ equity	176,640	199,143

Total liabilities and stockholders’ equity	$693,972	$679,734

Netflix, Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2010	2010*	2009	2010	2009
Cash flows from operating activities:
Net income	$43,519	$32,272	$32,443	$75,791	$54,806
Adjustments to reconcile net income to net cash provided by operating activities:
Acquisition of streaming content library	(66,157)	(50,475)	(9,343)	(116,632)	(31,434)
Amortization of content library	65,143	62,292	53,235	127,435	102,539
Depreciation and amortization of property, equipment and intangibles	9,309	10,859	9,013	20,168	18,188
Amortization of discounts and premiums on investments	236	234	119	470	313
Amortization of debt issuance costs	137	98	—	235	—
Stock-based compensation expense	6,928	5,502	3,278	12,430	6,410
Excess tax benefits from stock-based compensation	(11,182)	(7,424)	(3,815)	(18,606)	(7,499)
Loss on disposal of property and equipment	—	—	110	—	254
(Gain) loss on sale of short-term investments	(215)	(264)	101	(479)	(471)
Gain on disposal of DVDs	(3,058)	(3,228)	(506)	(6,286)	(2,539)
Deferred taxes	(3,394)	(2,761)	5,898	(6,155)	4,554
Changes in operating assets and liabilities:
Prepaid content	(2,133)	(4,963)	(1,613)	(7,096)	2,485
Other current assets	(9,211)	548	(7,232)	(8,663)	(11,721)
Accounts payable	19,263	16,878	(6,549)	36,141	2,023
Accrued expenses	7,917	13,746	(34)	21,663	2,911
Deferred revenue	1,310	12	(128)	1,322	(2,632)
Other assets and liabilities	1,840	3,879	325	5,719	2,748

Net cash provided by operating activities	60,252	77,205	75,302	137,457	140,935

Cash flows from investing activities:
Acquisitions of DVD content library	(24,191)	(36,902)	(43,224)	(61,093)	(89,723)
Purchases of short-term investments	(21,795)	(35,995)	(28,769)	(57,790)	(81,153)
Proceeds from sale of short-term investments	32,055	30,770	7,832	62,825	44,765
Proceeds from maturities of short-term investments	4,310	4,013	26,175	8,323	27,505
Purchases of property and equipment	(5,671)	(6,393)	(6,933)	(12,064)	(13,505)
Acquisitions of intangible assets	—	(130)	—	(130)	(200)
Proceeds from sale of DVDs	3,815	3,984	1,159	7,799	3,885
Other assets	10	(172)	11	(162)	9

Net cash used in investing activities	(11,467)	(40,825)	(43,749)	(52,292)	(108,417)

Cash flows from financing activities:
Principal payments of lease financing obligations	(465)	(361)	(295)	(826)	(564)
Proceeds from issuance of common stock	13,109	9,918	9,778	23,027	23,367
Excess tax benefits from stock-based compensation	11,182	7,424	3,815	18,606	7,499
Repurchases of common stock	(45,145)	(107,724)	(72,511)	(152,869)	(115,230)

Net cash used in financing activities	(21,319)	(90,743)	(59,213)	(112,062)	(84,928)

Net increase (decrease) in cash and cash equivalents	27,466	(54,363)	(27,660)	(26,897)	(52,410)
Cash and cash equivalents, beginning of period	79,861	134,224	115,131	134,224	139,881

Cash and cash equivalents, end of period	$107,327	$79,861	$87,471	$107,327	$87,471

	Three Months Ended			Six Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Non-GAAP free cash flow reconciliation:
Net cash provided by operating activities	$60,252	$77,205	$75,302	$137,457	$140,935
Acquisitions of DVD content library	(24,191)	(36,902)	(43,224)	(61,093)	(89,723)
Purchases of property and equipment	(5,671)	(6,393)	(6,933)	(12,064)	(13,505)
Acquisitions of intangible assets	—	(130)	—	(130)	(200)
Proceeds from sale of DVDs	3,815	3,984	1,159	7,799	3,885
Other assets	10	(172)	11	(162)	9

Non-GAAP free cash flow	$34,215	$37,592	$26,315	$71,807	$41,401

*	Certain prior period amounts have been reclassified.

	Twelve Months Ended
	June 30,	March 31,	June 30,
	2010	2010	2009
Non-GAAP free cash flow reconciliation:
Net cash provided by operating activities	$321,585	$336,635	$293,530
Acquisitions of DVD content library	(164,414)	(183,447)	(156,846)
Purchases of property and equipment	(44,491)	(45,753)	(30,202)
Acquisitions of intangible assets	(130)	(130)	(262)
Proceeds from sale of DVDs	15,078	12,422	12,367
Other assets	(100)	(99)	(20)

Non-GAAP free cash flow	$127,528	$119,628	$118,567

Netflix, Inc.

Consolidated Other Data

(unaudited)

(in thousands, except percentages, average monthly revenue per paying subscriber, average monthly gross profit per paying

subscriber and subscriber acquisition cost)

	As of / Three Months Ended
	June 30,	March 31,	June 30,
	2010	2010	2009
Subscriber information:
Subscribers: beginning of period	13,967	12,268	10,310
Gross subscriber additions: during period	3,059	3,492	1,936
Gross subscriber additions year-to-year change	58.0%	44.7%	39.9%
Gross subscriber additions quarter-to-quarter sequential change	(12.4%)	24.6%	(19.8%)
Less subscriber cancellations: during period	(2,025)	(1,793)	(1,647)
Subscribers: end of period	15,001	13,967	10,599
Subscribers year-to-year change	41.5%	35.5%	26.0%
Subscribers quarter-to-quarter sequential change	7.4%	13.8%	2.8%
Free subscribers: end of period	424	345	224
Free subscribers as percentage of ending subscribers	2.8%	2.5%	2.1%
Paid subscribers: end of period	14,577	13,622	10,375
Paid subscribers year-to-year change	40.5%	34.7%	26.0%
Paid subscribers quarter-to-quarter sequential change	7.0%	14.5%	2.6%
Average monthly revenue per paying subscriber	$12.29	$12.90	$13.29
Average monthly gross profit per paying subscriber	$4.84	$4.87	$4.53
Percentage of subscribers who watched instantly more than 15 minutes of a TV episode or movie	61%	55%	37%
Household penetration - Bay Area	26%	24%	21%
Household penetration - Rest of Country	13%	12%	9%
Churn	4.0%	3.8%	4.5%
Subscriber acquisition cost	$24.37	$21.54	$23.88
Margins:
Gross margin	39.4%	37.8%	34.1%
Operating margin	14.9%	11.8%	13.0%
Net margin	8.4%	6.5%	8.0%
Expenses as percentage of revenues:
Technology and development	7.3%	7.6%	6.6%
Marketing	14.3%	15.2%	11.3%
General and administrative	3.3%	3.5%	3.2%
Gain on disposal of DVDs	(0.4%)	(0.3%)	—

Total operating expenses	24.5%	26.0%	21.1%
Year-to-year change:
Total revenues	27.2%	25.3%	21.0%
Cost of subscription	16.7%	19.4%	17.3%
Fulfillment expenses	18.2%	13.8%	15.4%
Technology and development	39.6%	54.5%	22.2%
Marketing	61.2%	20.8%	15.6%
General and administrative	29.2%	32.1%	(1.2%)
Gain on disposal of DVDs	1571.2%	50.7%	(94.8%)
Total operating expenses	47.5%	30.3%	17.9%